FY19 Fourth Quarter

Genesco Inc. FY19 Q4 Earnings Summary Results and Guidance March 14, 2019

Safe Harbor Statement This presentation contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, expenses, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the timing and amount of any share repurchases by the Company; the imposition of tariffs on imported products or the disallowance of tax deductions on imported products; disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union, including potential effects on consumer demand, currency exchange rates, and the supply chain; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; cost associated with wage pressure associated with a full employment environment in the U.S. and the U.K.; weakness in the consumer economy and retail industry for the products we sell; competition in the Company's markets, including online and including competition from some of the Company’s vendors in the branded footwear market; fashion trends, including the lack of new fashion trends or products, that affect the sales or product margins of the Company's retail product offerings; weakness in shopping mall traffic and challenges to the viability of malls where the Company operates stores, related to planned closings of department stores or other factors and the extent and pace of growth of online shopping; the effects of the implementation of federal tax reform on the estimated tax rate reflected in certain forward-looking statements; changes in buying patterns by significant wholesale customers; bankruptcies or deterioration in financial condition of significant wholesale customers or the inability of wholesale customers or consumers to obtain credit; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor of certain leases; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could affect the Company's prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; our ability to eliminate stranded costs associated with dispositions, including the sale of the Lids Sports Group business; our ability to realize anticipated cost savings; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements. 3

Non-GAAP Financial Measures The Company reports consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). However, to supplement these consolidated financial results the Company’s presentation includes certain non-GAAP financial measures such as earnings and earnings per share. This supplemental information should not be considered in isolation as a substitute for related GAAP measures. The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results. Reconciliations of the non-GAAP supplemental information to the comparable GAAP measures can be found in the Appendix. 4

Key Earnings Highlights Q4 FY19 (1) Three Months Ended Three Months Ended February 2, 2019(2) February 3, 2018(2) GCO Net Sales Change (2)% 14% Comparable Sales Without Lids 4% 8% Comparable Sales With Lids 4% 1% Gross Margin % 46.7% 46.0% Selling and Admin. Expenses % 38.9% 38.1% Operating Income (Loss) % (3) GAAP 7.5% 7.0% Non-GAAP 8.7% 7.9% Earnings (Loss) per Diluted Share (3) GAAP $1.53 $2.51 Non-GAAP $2.18 $1.85 (1) Ongoing operations shown here excludes Lids Sports Group unless otherwise noted. (2) 13 weeks in FY19 vs 14 weeks in FY18. (3) See GAAP to Non-GAAP adjustments in appendix. 5

Key Earnings Highlights FY19 (1) Twelve Months Ended Twelve Months Ended February 2, 2019(2) February 3, 2018(2) GCO Net Sales Change 3% 5% Comparable Sales Without Lids 5% 3% Comparable Sales With Lids 3% 0% Gross Margin % 47.8% 47.5% Selling and Admin. Expenses % 44.0% 43.7% Operating Income (Loss) % (3) GAAP 3.7% 3.5% Non-GAAP 4.1% 3.9% Earnings (Loss) per Diluted Share (3) GAAP $2.63 $1.90 Non-GAAP $3.28 $2.67 Earnings per Diluted Share with Lids Non-GAAP $3.46 $3.13 (1) Ongoing operations shown here excludes Lids Sports Group unless otherwise noted. (2) 52 weeks in FY19 vs 53 weeks in FY18. (3) See GAAP to Non-GAAP adjustments in appendix. 6

Comparable Sales Q4 FY19 (1) Three Months Ended Feb. 2, Feb. 3, 2019 2018 Journeys Group 7% 11% Schuh Group (8)% 1% Johnston & Murphy Group 4% 4% Total Comparable Sales 4% 8% Same Store Sales 3% 6% Comparable Direct Sales 10% 21% Lids Sports Group 2% (14)% Total Operations with Lids: Total Comparable Sales 4% 1% Total Same Store Sales 3% (1)% Total Comparable Direct Sales 8% 15% (1) Ongoing operations shown here excludes Lids Sports Group unless otherwise noted. 7

Sales by Segment Q4 FY19 and FY18 (1) Net Sales $675.5 million Net Sales $689.4 million FY19 2% FY18 2% 13% 13% Journeys Group Journeys Group Schuh Group Schuh Group 16% 19% Johnston & Murphy Johnston & Murphy Group Group 66% 69% Licensed Brands Licensed Brands (1) Ongoing operations shown here excludes Lids Sports Group unless otherwise noted. 8

Sales by Segment FY19 and FY18 (1) Net Sales $2.189 billion Net Sales $2.128 billion 3% 4% FY19 FY18 14% 14% Journeys Group Journeys Group Schuh Group Schuh Group 18% 19% Johnston & Murphy Johnston & Murphy Group Group 65% Licensed Brands 63% Licensed Brands (1) Ongoing operations shown here excludes Lids Sports Group unless otherwise noted. 9

Adjusted Operating Income by Segment Q4 FY19(1) & (2) ($ in millions) Three Months Ended Feb. 2, 2019 Three Months Ended Feb. 3, 2018 Oper Inc Adj Oper Oper Inc Adj Oper (Loss) Adjust Inc (Loss) (Loss) Adjust Inc (Loss) Journeys Group $ 56.1 $ - $ 56.1 $ 46.0 $ - $ 46.0 Schuh Group 4.1 - 4.1 9.2 - 9.2 Johnston & Murphy Group 9.7 - 9.7 9.3 (0.5) 8.8 Licensed Brands (0.1) - (0.1) (2.6) 0.3 (2.2) Corporate and Other (19.2) 7.9 (11.3) (13.9) 6.5 (7.4) Total Operating Income $ 50.6 $ 7.9 $ 58.5 $ 48.1 $ 6.3 $ 54.4 (1) Ongoing operations shown here excludes Lids Sports Group unless otherwise noted. (2) See GAAP to Non-GAAP adjustments in appendix. 10

Adjusted Operating Income by Segment FY19(1) & (2) ($ in millions) Twelve Months Ended Feb. 2, 2019 Twelve Months Ended Feb. 3, 2018 Oper Inc Adj Oper Oper Inc Adj Oper (Loss) Adjust Inc (Loss) (Loss) Adjust Inc (Loss) Journeys Group $ 100.8 $ - $ 100.8 $ 74.1 $ 0.3 $ 74.4 Schuh Group 3.8 - 3.8 20.1 - 20.1 Johnston & Murphy Group 20.4 - 20.4 19.4 (0.5) 18.9 Licensed Brands (0.5) - (0.5) (0.3) 0.3 - Corporate and Other (42.6) 8.9 (33.8) (38.9) 7.8 (31.1) Total Operating Income $ 81.8 $ 8.9 $ 90.7 $ 74.4 $ 7.9 $ 82.3 (1) Ongoing operations shown here excludes Lids Sports Group unless otherwise noted. (2) See GAAP to Non-GAAP adjustments in appendix. 11

Inventory/Sales Change by Segment Q4 FY19(1) ($ in millions) Feb. 2, 2019 Q4 FY19 Segment Inventory/Sales Inventory Sales(2) Journeys Group -3% 7% Schuh Group (3) -7% -6% Johnston & Murphy Group 5% 4% Licensed Brands -35% 0% Total $ 369 $ 675 % Change from prior year -5% 4% (1) Ongoing operations shown here excludes Lids Sports Group unless otherwise noted. (2) Sales for Q4 FY18 exclude the 14th week of sales to be comparable with Q4 FY19 sales. (3) On a constant currency basis. 12

Retail Stores Summary Q4 FY19(1) Nov. 3, Feb. 2, 2018 Open Close 2019 Journeys Group 1,219 5 31 1,193 Journeys stores (U.S.) 889 3 25 867 Journeys stores (Canada) 46 - - 46 Journeys Kidz stores 243 2 6 239 Little Burgundy 41 - - 41 Schuh Group 134 2 - 136 Johnston & Murphy Group 184 1 2 183 Total Stores 1,537 8 33 1,512 (1) Ongoing operations shown here excludes Lids Sports Group unless otherwise noted. 13

Retail Square Footage Q4 FY19(1) Square feet in thousands Nov. 3, Net Feb. 2, Square Footage: 2018 Change 2019 % Change Journeys Group 2,399 (52) 2,347 -2.2% Schuh Group 652 12 664 1.8% Johnston & Murphy Group 350 (3) 347 -0.9% Total Square Footage 3,401 (43) 3,358 -1.3% (1) Ongoing operations shown here excludes Lids Sports Group unless otherwise noted. 14

FY20 Outlook(1) Note: See earnings call transcript for important details regarding guidance assumptions $3.35 - $3.75 per share, expectations Non-GAAP EPS near mid-point Total Sales (1%) to flat Comparable Sales +1 to +2% Gross Margin 10 to 20 basis point improvement SG&A Expense 10 to 30 basis points deleverage Tax Rate ~27% CapEx ~ $45 million 18.3 million Avg Shares Outstanding (assumes no further repurchases) (1) On a Non-GAAP basis, see GAAP to Non-GAAP adjustments in appendix 15

FY20 Comparable Sales Guidance Guidance Guidance Guidance Guidance Guidance Q1 Q2 Q3 Q4 FY20 Journeys Group 0 - 1% 1 - 2% 1 - 2% 1 - 2% 1 - 2% Schuh Group (3) - 1% (4) - 0% (4) - 0% (3) - 0% (4) - 0% Johnston & Murphy Group 2 - 3% 2 - 3% 2 - 3% 2 - 3% 2 - 3% Total Genesco 0 - 1% 0 - 2% 1 - 2% 1 - 2% 1 - 2% 16

FY20 Projected Retail Store Count Actual Proj Proj Proj 2019 Open Close 2020 Journeys Group 1,193 20 27 1,186 Journeys stores (U.S.) 867 8 24 851 Journeys stores (Canada) 46 - - 46 Journeys Kidz stores 239 12 3 248 Little Burgundy 41 - - 41 Schuh Group 136 3 8 131 Johnston & Murphy Group 183 8 5 186 Total Stores 1,512 31 40 1,503 17

FY20 Plan Capital Spending Plan FY20 CapEx $45 million 44% New Stores & Remodels 56% Omni-channel, IT, DC & Other 18

Appendix

Non-GAAP Reconciliation – Q4 FY19

GENESCO

In Thousands (except per share amounts)	Three Months Ended February 2, 2019 Pretax	Net of Tax	Per Share Amounts	February 3, 2018 Pretax	Net of Tax	Per Share Amounts
Earnings from continuing operations, as reported		$29,699	$ 1.53		$ 48,424	$ 2.51
Pretax adjustments:						
Impairment charges	$ 2,099	1,521	0.08	$ 1,256	849	0.04
Bonus related to sale of Lids Sports Group	5,707	4,136	0.21	-	-	-
(Gain) loss on Hurricane Maria	-	-	-	7	5	-
Other hurricane losses	45	33	-	-	-	-
Loss on early retirement of debt	597	433	0.02	-	-	-
Licensing termination	-	-	-	5,374	3,631	0.19
Reduction in force expense	-	-	-	179	121	0.01
License cancellation income	-	-	-	(500)	(338)	(0.02)
Total adjustments	$ 8,448	6,123	0.31	$ 6,316	4,268	0.22
Other tax items		6,537	0.34		(16,960)	(0.88)
Adjusted earnings from continuing operations (1) and (2)		$42,359	$ 2.18		$ 35,732	$ 1.85

(1) The adjusted tax rate for the fourth quarter of Fiscal 2019 is 27.5% including a FIN 48 discrete item of less than $0.1 million. The adjusted tax rate for the fourth quarter of Fiscal 2018 is 32.5% including a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 19.4 million and 19.3 million share count for Fiscal 2019 and 2018, respectively, which includes common stock equivalents in both years.

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Non-GAAP Reconciliation – FY19

GENESCO

In Thousands (except per share amounts)	Twelve Months Ended February 2, 2019 Pretax	Net of Tax	Per Share Amounts	Twelve Months Ended February 3, 2018 Pretax	Net of Tax	Per Share Amounts
Earnings from continuing operations, as reported		$51,224	$ 2.63		$ 36,708	$ 1.90
Pretax adjustments:						
Impairment charges	$4,153	3,032	0.15	$ 1,663	1,115	0.06
Bonus related to sale of Lids Sports Group	5,707	4,166	0.21	-	-	-
Other legal matters	270	197	0.01	-	-	-
(Gain) loss on Hurricane Maria	(1,419)	(1,036)	(0.05)	881	591	0.03
Other hurricane losses	160	117	0.01	-	-	-
Loss on early retirement of debt	597	436	0.02	-	-	-
Acquisition transition expenses	-	-	-	288	193	0.01
Licensing termination	-	-	-	5,374	3,603	0.19
Reduction in force expense	-	-	-	179	120	0.01
License cancellation income	-	-	-	(500)	(335)	(0.02)
Total adjustments	$9,468	6,912	0.35	$ 7,885	5,287	0.28
Tax impact for share-based awards		452	0.02		2,167	0.11
Other tax items		5,399	0.28		7,260	0.38
Adjusted earnings from continuing operations (1) and (2)		$63,987	$ 3.28		$ 51,422	$ 2.67

(1) The adjusted tax rate for Fiscal 2019 is 27.1% including a FIN 48 discrete item of less than $0.1 million. The adjusted tax rate for Fiscal 2018 is 33.1% including a FIN 48 discrete item of $0.1 million.

(2) EPS reflects 19.5 million and 19.3 million share count for Fiscal 2019 and 2018, respectively, which includes common stock equivalents in both years.

JOURNEYS · JOURNEYS KIDZ · LITTLE BURGUNDY · schuh · DOCKERS · TRASK · JOHNSTON & MURPHY

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Non-GAAP Reconciliation – FY19 With Lids Twelve Months Ended February 2, 2019 Net of Per Share In Thousands (except per share amounts) Pretax Tax Amounts Earnings from continuing operations, as reported $ 51,224 $ 2.63 Pretax adjustments: Impairment charges $ 4,153 3,032 0.15 Bonus related to sale of Lids Sports Group 5,707 4,166 0.21 Other legal matters 270 197 0.01 (Gain) loss on Hurricane Maria (1,419) (1,036) (0.05) Other hurricane losses 160 117 0.01 Loss on early retirement of debt 597 436 0.02 Lids adjusted operating income 4,584 3,357 0.17 Total adjustments $ 14,052 10,269 0.52 Tax impact for share-based awards 452 0.02 Other tax items 5,603 0.29 Adjusted earnings (1) and (2) $ 67,548 $ 3.46 (1) The adjusted tax rate including Lids Sports Group for Fiscal 2019 is 26.8% including a FIN 48 discrete item of less than $0.1 million. (2) EPS reflects 19.5 million share count for Fiscal 2019 which includes common stock equivalents. 22